Exhibit 99.1

Amesite Announces Partnership with Central Michigan University to Deliver a Complete Upskilling Solution

DETROIT, August 23, 2022 (GLOBE NEWSWIRE) -- Amesite Inc., (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform and content creation services for business, university, non-profit, and government agency learning and upskilling, announces it has partnered with Central Michigan University (CMU) to deliver a complete Enterprise Learning Community EnvironmentÒ (LCESM).

CMU’s LCESM will deliver everything from first outreach in marketing to learner enrollment to certificates of completion – in one streamlined system – allowing CMU to expand partnerships with business, industry, and community organizations to identify and address employee skill gaps, as well as support upskilling needs of their expansive alumni market. The best-in-class, AI-powered LCESM will have vast capabilities including an online content system and payment solution – all accessible from the CMU website.

Dr. Elizabeth Kirby, Vice President of Innovation and Online at Central Michigan University stated, “CMU has been a leader in distance education and online learning for more than 50 years and continues to adapt to emerging trends to meet student needs. Amesite was the obvious choice in terms of technology and services. Their sophisticated LCESM delivers the power and ease of use we require to reach hundreds of thousands of learners around the world.” Darcie Wilson, CMU’s Executive Director of Innovation and Portfolio Management added, “We are thrilled to partner with Amesite to execute this massive transition to a complete digitalized learning experience. This partnership is just the beginning for CMU as we expand non-credit courses, training, and workshops to meet the needs of adult learners seeking to upskill or reskill throughout their careers. We trust Amesite’s ability to quickly scale and provide the outstanding experience the University needs for its learners.”

●	The global Higher Education Market is expected to reach $169.72B by 2028

●	There are more than 65,000 medium and large companies with over 250 employees in the U.S.

●	Michigan has a goal to increase the number of working-age adults with a skill certificate or college degree from 49% today to 60% by 2030

Amesite Founder & CEO, Dr. Ann Marie Sastry commented, “We built our V5 platform to meet partnership needs and expectations of this magnitude and scale. Our solution now solves problems out-of-the-box for Higher Education institutions, Museums, and Businesses – and ultimately positions us to win business that is sustainable and repeatable. We are grateful for this partnership with Central Michigan University and look forward to helping them and many other organizations make a great impact globally using our eLearning platform.”

About Amesite Inc.

Amesite is an ed-tech, SaaS company with the most advanced artificial intelligence-driven online learning platform in the industry, providing both content creation and a best-in-class infrastructure for the multi-billion-dollar online learning markets in business and education. For more information, visit www.amesite.io.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980

christine@tradigitalir.com

Sources:

https://www.globenewswire.com/en/news-release/2022/02/08/2380875/0/en/Worldwide-Higher-Education-Market-is-Expected-to-Grow-at-a-CAGR-of-10-3-Between-2022-and-2028-by-Fortune-Business-Insights.html

https://www.bls.gov/web/cewbd/table_f.txt

https://www.michigan.gov/leo/initiatives/sixty-by-30-initiatives#:~:text=Our%20goal%3A%20Increase%20the%20number,businesses%20and%20our%20state’s%20prosperity